Exhibit 10

EXCHANGE AGREEMENT

among

ANTHRACITE CAPITAL, INC.

and

THE HOLDERS LISTED ON SCHEDULES I, II, III, IV and V HERETO

Dated as of May 29, 2009

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Exchange Agreement”), dated as of May 29, 2009, is entered into among Anthracite Capital, Inc., a Maryland corporation (the “Company”), and the holders and/or beneficial owners listed on Schedules I, II, III, IV and V hereto (the “Holders”).

W I T N E S S E T H :

WHEREAS, the Holders listed on Schedule I are the beneficial owners of the trust preferred securities currently outstanding which were issued by Anthracite Capital Trust I (“Trust I”) in the stated liquidation amounts set forth next to their names on Schedule I (the “Trust I Existing Securities”);

WHEREAS, the Holders listed on Schedule II are the beneficial owners of all of the trust preferred securities currently outstanding which were issued by Anthracite Capital Trust II (“Trust II”) in the stated liquidation amounts set forth next to their names on Schedule II (the “Trust II Existing Securities”);

WHEREAS, the Holders listed on Schedule III are the beneficial owners of the trust preferred securities currently outstanding which were issued by Anthracite Capital Trust III (“Trust III,” and together with Trust I and Trust II, the “Trusts”) in the stated liquidation amounts set forth next to their names on Schedule III (the “Trust III Existing Securities”);

WHEREAS, the Holders listed on Schedule IV are the holders and beneficial owners of all of the outstanding unsecured junior subordinated notes issued on April 17, 2007 by the Company in the stated principal amounts set forth next to their names on Schedule IV (the “Tranche IV Existing Securities”);

WHEREAS, the Holders listed on Schedule V are the holders and beneficial owners of all of the outstanding unsecured junior subordinated notes issued on April 18, 2007 by the Company in the stated principal amounts set forth next to their names on Schedule V (the “Tranche V Existing Securities”);

WHEREAS, Trust I is the holder of the Junior Subordinated Notes in the original principal amount of $77,960,000 issued by the Company pursuant to the indenture (the “Existing Trust I Indenture”) between the Company and the Trustee named therein (the “Existing Trust I Trustee”);

WHEREAS, Trust II is the holder of the Junior Subordinated Notes in the original principal amount of $51,550,000 issued by the Company pursuant to the indenture (the “Existing Trust II Indenture”) between the Company and the Trustee named therein (the “Existing Trust II Trustee”);

WHEREAS, Trust III is the holder of the Junior Subordinated Notes in the original principal amount of $51,547,000 issued by the Company pursuant to the indenture (the “Existing Trust III Indenture”) between the Company and the Trustee named therein (the “Existing Trust III Trustee”);

WHEREAS, Taberna Preferred Funding II, Ltd., Taberna Preferred Funding III, Ltd. and Taberna Preferred Funding V, Ltd. are the beneficial owners of the preferred securities (the “Tranche I Preferred Securities”) in the original aggregate liquidation amount of $75,000,000 and the Company is the holder of common securities in the original aggregate liquidation amount of $986,667, in each case, issued by Trust I pursuant to that certain amended and restated trust agreement among the Company, as depositor, Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as property trustee, Wells Fargo Delaware Trust Company, as Delaware trustee, and the administrative trustees named therein (the “Tranche I Trust Agreement”);

WHEREAS, Taberna Preferred Funding IV, Ltd. and Taberna Preferred Funding VI, Ltd. are the beneficial owners of the preferred securities (the “Tranche II Preferred Securities”) in the original aggregate liquidation amount of $50,000,000 and the Company is the holder of common securities in the original aggregate liquidation amount of $773,500, in each case, issued by Trust II pursuant to that certain amended and restated trust agreement among the Company, as depositor, The Bank of New York Mellon, a New York banking corporation (“BoNYM”), as property trustee, Chase Bank USA, National Association, as Delaware trustee and the administrative trustees named therein (the “Tranche II Trust Agreement”);

WHEREAS, Kodiak CDO I, Ltd., Attentus CDO I, Ltd. and Attentus CDO II, Ltd. are the beneficial owners of the preferred securities (the “Tranche III Preferred Securities,” and, together with the Tranche I Preferred Securities and the Tranche II Preferred Securities, the “Existing Preferred Securities”) in the original aggregate liquidation amount of $50,000,000 and the Company is the holder of common securities in the original aggregate liquidation amount of $464,100 in the case of Attentus CDO I, Ltd. and Attentus CDO II, Ltd., and $618,800 in the case of Kodiak CDO I, Ltd., issued by Trust III pursuant to that certain amended and restated trust agreement among the Company, as depositor, Wilmington Trust Company (“Wilmington Trust”), as property trustee and Delaware trustee, and the administrative trustees named therein (the “Tranche III Trust Agreement,” and, together with the Tranche I Trust Agreement and the Tranche II Trust Agreement, the “Trust Agreements”);

WHEREAS, the Company proposes to issue to the Holders listed on Schedule I unsecured junior subordinated notes in an aggregate principal amount equal to $62,500,000 (the “New Tranche I Securities”) in exchange for the transfer by the applicable Holders to the Company of all of the outstanding Trust I Existing Securities pursuant to an Indenture, dated as of the Exchange Date (the “Tranche I Indenture”), between the Company and BoNYM, as indenture trustee (in such capacity, the “Tranche I Trustee”);

WHEREAS, the Company proposes to issue to the Holders listed on Schedule II unsecured junior subordinated notes in an aggregate principal amount equal to $62,500,000 (the “New Tranche II Securities”) in exchange for the transfer by the applicable Holders to the Company of all of the outstanding Trust II Existing Securities pursuant to an Indenture, dated as of the Exchange Date (the “Tranche II Indenture”), between the Company and BoNYM, as indenture trustee (in such capacity, the “Tranche II Trustee”);

WHEREAS, the Company proposes to issue to the Holders listed on Schedule III unsecured junior subordinated notes in an aggregate principal amount equal to $43,750,000 (the

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“New Tranche III Securities”) in exchange for the transfer by the applicable Holders to the Company of all of the outstanding Trust III Existing Securities pursuant to an Indenture, dated as of the Exchange Date (the “Tranche III Indenture”), between the Company and Wilmington Trust, as indenture trustee (in such capacity, the “Tranche III Trustee”);

WHEREAS, the Company proposes to issue to the Holders listed on Schedule IV unsecured junior subordinated notes in an aggregate principal amount equal to €37,500,000 (the “New Tranche IV Securities”) in exchange for the transfer by the applicable Holders to the Company of all of the outstanding Tranche IV Existing Securities pursuant to an Indenture, dated as of the Exchange Date (the “Tranche IV Indenture”), between the Company and Wells Fargo, as indenture trustee (in such capacity, the “Tranche IV Trustee”);

WHEREAS, the Company proposes to issue to the Holders listed on Schedule V unsecured junior subordinated notes in an aggregate principal amount equal to €25,000,000 (the “New Tranche V Securities”) in exchange for the transfer by the applicable Holders to the Company of all of the outstanding Tranche V Existing Securities pursuant to an Indenture, dated as of the Exchange Date (the “Tranche V Indenture,” and, together with the Tranche I Indenture, the Tranche II Indenture, the Tranche III Indenture and the Tranche IV Indenture, the “New Indentures”), between the Company and Wells Fargo, as indenture trustee (in such capacity, the “Tranche V Trustee,” and, together with the Tranche I Trustee, the Tranche II Trustee, the Tranche III Trustee and the Tranche IV Trustee, the “New Trustees”);

WHEREAS, the Trust I Existing Securities to be received from the applicable Holders by the Company are not all of the Tranche I Preferred Securities and, therefore, the Existing Trust I Indenture shall remain in full force and effect but the Trust I Existing Securities shall be cancelled;

WHEREAS, upon receipt of the Trust II Existing Securities from the applicable Holders, the Company proposes to cause the Existing Trust II Indenture to be discharged by instruction to the Existing Trust II Trustee;

WHEREAS, the Trust III Existing Securities to be received from the applicable Holders by the Company are not all of the Tranche III Preferred Securities and, therefore, the Existing Trust III Indenture shall remain in full force and effect but the Trust III Existing Securities shall be cancelled;

WHEREAS, upon receipt of the Tranche IV Existing Securities from the applicable Holders, the Company proposes to cause the indenture pursuant to which the Tranche IV Existing Securities were issued to be discharged (the “Existing Tranche IV Indenture”) by instruction to the Trustee under the Existing Tranche IV Indenture (the “Tranche IV Existing Trustee”); and

WHEREAS, upon receipt of the Tranche V Existing Securities from the applicable Holders, the Company proposes to cause the indenture pursuant to which the Tranche V Existing Securities were issued to be discharged (the “Existing Tranche V Indenture,” and together with the Existing Trust I Indenture, the Existing Trust II Indenture, the Existing Trust III Indenture and the Existing Tranche IV Indenture, the “Existing Indentures”) by instruction to the Trustee

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under the Existing Tranche V Indenture (the “Existing Tranche V Trustee,” and together with the Existing Trust I Trustee, the Existing Trust II Trustee, the Existing Trust III Trustee and the Tranche IV Existing Trustee, the “Existing Trustees”).

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. This Exchange Agreement, the New Indentures and the Securities are collectively referred to herein as the “Operative Documents.” The Trust I Existing Securities, the Trust II Existing Securities, the Trust III Existing Securities, the Tranche IV Existing Securities and the Tranche V Existing Securities are collectively referred to herein as the “Existing Securities.” The New Tranche I Securities, the New Tranche II Securities, the New Tranche III Securities, the New Tranche IV Securities and the New Tranche V Securities are collectively referred to herein as the “Securities.”

2. Exchange of the Existing Securities for the Securities.

(a) On the Exchange Date (as defined below in Section 2(h)), the Company hereby agrees to issue the Securities to the applicable Holders in exchange for the transfer by the applicable Holders to the Company of all of the outstanding Existing Securities. On the Exchange Date, the applicable Holders hereby agree to accept the Securities in exchange for the Existing Securities.

(b) Prior to or on the Exchange Date, the Company hereby agrees to deliver to the applicable New Trustee all of the applicable tranches of Securities, together with a request for authentication and delivery on the Exchange Date, and may not withdraw such delivery and request unless and until this Exchange Agreement is terminated in accordance with Section 9. Prior to or on the Exchange Date, each Holder hereby agrees to deliver an issuer order (an “Issuer Order”) instructing the trustee (in such capacity, the “CDO Trustee”) under the indenture pursuant to which the CDO Trustee serves as trustee for such Holder to exchange the applicable Existing Securities for the applicable Securities on the Exchange Date and to deliver to the applicable Existing Trustee all of its applicable Existing Securities owned by (or held for) such Holder on the Exchange Date, and may not withdraw such delivery and request unless and until this Exchange Agreement is terminated in accordance with Section 9.

(c) If the applicable Holders elect to have the Securities rated, each Holder shall be responsible for its pro rata portion of any rating agency costs for the Securities that such Holder will acquire upon the Exchange Date. In no event shall any Holder be responsible for any rating agency costs of any other Holder or the fees and expenses set forth in Section 7, and, each Holder is solely responsible for its own expenses.

(d) Neither the Company nor the Company’s Board of Directors makes or has made any recommendation to any Holder as to whether to exchange or refrain from exchanging all or any portion of the Existing Securities for the Securities pursuant to this Exchange Agreement. In addition, no one has been authorized to make any such recommendation. Each Holder has made its own decision whether to exchange all of such Holder’s Existing Securities pursuant to this Exchange Agreement based upon such Holder’s own financial positions and requirements and upon such due diligence and advice as it has deemed necessary.

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(e) On the Exchange Date, upon the direction of the Company, the applicable New Trustee shall authenticate and deliver the respective Securities in accordance with the terms of the applicable New Indenture.

(f) On the Exchange Date, immediately following the satisfaction of the conditions set forth in Section 3: (i) the applicable New Trustee shall deliver the Securities to the Holders according to the delivery instructions provided by such Holders to the applicable New Trustee, and (ii) the Company shall provide written instruction to the applicable Existing Trustee for the purpose of cancelling the Existing Securities. Upon instruction provided by the Company, the applicable Existing Trustee shall (1) cancel the Existing Securities and (2) cause the Existing Trust II Indenture, Existing Tranche IV Indenture and Existing Tranche V Indenture to be discharged.

(g) Each Holder and the Company agrees that, on and as of the Exchange Date, (i) all obligations under the Existing Securities shall be deemed to be fully discharged and satisfied, and (ii) all right, title and interest in and to any payments of principal, interest or any other amounts under or with respect to the Existing Securities, whether or not any of such payments are due or accrued and unpaid, shall be deemed surrendered and forfeited.

(h) The exchange date shall be the date upon which all of the conditions precedent set forth in Section 3 shall have been satisfied (the “Exchange Date”). If the Exchange Date has not occurred on or before May 29, 2009 (the “Expiry Date”), (i) the New Trustee shall return the Securities to the Company, (iii) no exchange shall take place pursuant to this Exchange Agreement, and (iv) this Exchange Agreement and the Operative Documents shall be terminated in accordance with Section 9.

(i) The Securities shall be delivered by the Company, directly or indirectly, to each Holder without registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws.

3. Closing Conditions. The exchange of the Existing Securities for the Securities pursuant to this Exchange Agreement is subject to the timely satisfaction of the following conditions precedent:

(a) On the Exchange Date, the parties to this Exchange Agreement and the New Indentures shall have executed and delivered the Operative Documents to the other parties thereto, in form and substance acceptable to each Holder and the Company (acceptance of such form and substance to be evidenced by such Holder’s or the Company’s execution and delivery thereof).

(b) The representations and warranties contained in this Exchange Agreement, and the statements of the Company and the Holders made in any certificates pursuant to this Exchange Agreement, shall be accurate as of the Exchange Date.

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(c) (i) Skadden, Arps, Slate, Meagher and Flom LLP and Miles and Stockbridge P.C., counsel for the Company (collectively, the “Company Counsel”), shall each have delivered an opinion, dated as of the Exchange Date, addressed to the Holders and each New Trustee, in substantially the form set out in Annex A-I hereto, and (ii) the Company shall have furnished to the Holders the opinion of the Company’s General Counsel or a certificate signed by the Company’s Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated as of the Exchange Date, addressed to the Holders, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Holders) and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinions. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. Such Company Counsel opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(d) The Holders shall have received opinions of Skadden, Arps, Slate, Meagher and Flom LLP, special tax counsel for the Company, dated as of the Exchange Date, addressed to the Holders, in substantially the form set forth in Annex B-1 and Annex B-2 hereto.

(e) The Holders of the New Tranche III Securities shall have received an opinion of Stevens & Lee, special counsel to the Tranche III Trustee, dated as of the Exchange Date, addressed to the Holders, in substantially the form set forth in Annex C hereto.

(f) The Holders of the New Tranche I Securities and New Tranche II Securities shall have received an opinion of Gardere Wynne and Sewell LLP, special counsel to the Tranche I Trustee and the Tranche II Trustee, dated as of the Exchange Date, addressed to such Holders, in substantially the form set forth in Annex D hereto.

(g) The Holders of the New Tranche IV Securities and New Tranche V Securities shall have received an opinion of Potter Anderson & Corroon LLP, special counsel to the Tranche IV Trustee and the Tranche V Trustee, dated as of the Exchange Date, addressed to such Holders, in substantially the form set forth in Annex E hereto.

(h) The Company shall have furnished to the Holders a certificate of the Company, signed by the Chief Executive Officer, President or any Vice President and Chief Financial Officer or Treasurer of the Company, dated as of the Exchange Date, that the representations and warranties in this Exchange Agreement are true and correct on and as of the Exchange Date with the same effect as if made on the Exchange Date, and the Company has complied with all of the agreements in this Exchange Agreement and satisfied all of the conditions in this Exchange Agreement to be performed or satisfied by it at or prior to the Exchange Date.

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(i) Subsequent to the execution of this Exchange Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or assets of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business, the effect of which is, in the Holders’ judgment, so material and adverse as to make it impractical or inadvisable to proceed with the exchange of the Existing Securities for the Securities.

(j) The exchange of the Existing Securities for the Securities as described in this Exchange Agreement shall (i) not be prohibited by any applicable law or governmental regulation, (ii) not subject the Holders to any penalty or, in the reasonable judgment of the Holders, other onerous conditions under or pursuant to any applicable law or governmental regulation and (iii) be permitted by the laws and regulations of the jurisdictions to which the Holders are subject.

(k) The Company shall have received all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company is a party or to which it is subject, in connection with the transactions contemplated by this Exchange Agreement.

(l) Prior to the Exchange Date, the Company shall have furnished to the Holders and their counsel such further information, opinions, certificates, and documents as the Holders or their counsel may reasonably request.

(m) On or before the Expiry Date, the Holders shall have received satisfactory evidence that the applicable Existing Trustee under the applicable Existing Indenture has received the payments with respect to the Existing Securities more specifically described on Funds Flow and Settlement Statement attached hereto as Schedule 3(m).

(n) On or before the Expiry Date, but only after the condition specified in Section 3(m) has been fulfilled, the Company shall have instructed the applicable Existing Trustee under the applicable Existing Indenture to cancel the Existing Securities.

(o) As of the date of this Exchange Agreement, there is no event of default (as defined in the applicable Senior Debt Indenture) by the Company in the payment of any principal of or any premium or interest on any Senior Debt (as defined in each Existing Indenture and each New Indenture) when the same becomes due and payable (following any grace period, if applicable), whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Exchange Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Exchange Agreement shall not be reasonably satisfactory in form and substance to the Holders or their counsel, this Exchange Agreement and all the Holders’ obligations hereunder may be canceled at, or at any time prior to, the Exchange Date by the Holders. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

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Each certificate signed by any officer of the Company and delivered to the Holders or the Holders’ counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

4. Representations and Warranties of the Company. The Company represents and warrants to the Holders, as of the Exchange Date (except as otherwise noted herein), as follows:

(a) Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(b) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has (i) offered for sale or solicited offers to purchase the Securities or (ii) engaged in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of any of the Securities.

(c) The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(d) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) The Company is not, and, immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(f) The Company has not paid or agreed to pay to any person any compensation for soliciting another to exchange any of the Securities. Neither the Company nor any of its affiliates has offered the Securities or any similar securities during the six months prior to the date hereof to anyone other than the Holders. The Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Securities and the transactions contemplated by this Exchange Agreement, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions.

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(g) Each New Indenture has been duly authorized by the Company and, on the Exchange Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the applicable New Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity (the “Enforceability Exceptions”).

(h) The Securities have been duly authorized by the Company and, on the Exchange Date, will have been duly executed and delivered to the New Trustee for authentication in accordance with the applicable New Indenture and, when authenticated in the manner provided for in the applicable New Indenture and delivered to the Holders in exchange for the Existing Securities in accordance with this Exchange Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the applicable New Indenture, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(i) This Exchange Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions and the effect any applicable public policy against the enforcement of the indemnification provisions of this Exchange Agreement set forth in Section 8.

(j) Neither the issue of the Securities in exchange for the Existing Securities nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the charter or bylaws or similar organizational documents of the Company or any subsidiary of the Company listed on Schedule 4(j) hereto, which list includes all “significant subsidiaries” as defined in Regulation S-X (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), as promulgated by the Securities and Exchange Commission (the “Commission”), or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument (A) to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree or any Governmental Entity, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens (X) which would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents, (Y) which would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities, assets (taken as a whole) or business prospects of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a

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“Material Adverse Effect”), or (Z) for which consent has been obtained, or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries prior to its scheduled maturity.

(k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(l) There is no event of default (as defined in the applicable Senior Debt Indenture) by the Company in the payment of any principal of or any premium or interest on any Senior Debt (as defined in each Existing Indenture and each New Indenture) when the same becomes due and payable (following any grace period, if applicable), whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise.

(m) The Company has no subsidiaries that are material to its business, financial condition or earnings other than the Significant Subsidiaries. Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. No Significant Subsidiary of the Company, other than a taxable REIT subsidiary, if any, is currently prohibited, directly or indirectly, under any agreement or other instrument, other than as required by applicable law or pursuant to the senior secured credit facilities described in the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2009 (the “Secured Facilities”), to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or other partnership interests (general or limited) in a partnership, membership interests in a limited liability company and the shares or stock interests (both common stock and preferred stock) in a corporation (“Equity Interests”) from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(n) Each of the Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the

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Company nor any of the Company’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(o) All of the issued and outstanding Equity Interests of the Company and each of its Significant Subsidiaries are validly issued, fully paid and non-assessable; except as set forth on Schedule 4(o), all of the issued and outstanding Equity Interests of each subsidiary of the Company is owned by the Company, directly or through subsidiaries free and clear of any Lien, claim or equitable right; and none of the issued and outstanding Equity Interests of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its Subsidiaries is a party.

(p) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect and except for such interest and preferred stock dividend arrearages described in the Company’s filings with the Commission.

(q) There is no action, suit or proceeding before or by any Governmental Entity, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of the Company’s subsidiaries, except for such actions, suits or proceedings as disclosed in the Company’s reports filed with the Commission pursuant to the Exchange Act, or that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and except as disclosed in the Company’s Exchange Act filings the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(r) To the best of the Company’s knowledge, the accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Commission thereunder.

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(s) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2008 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended March 31, 2009 (the “Interim Financial Statements”) provided to the Holders are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved (except as otherwise noted therein). Without in any way qualifying its representations in this subsection (s), including without limitation the preparation of financial statement in accordance with GAAP, the Company notes, as disclosed in its filings with the Commission: (i) its consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations and realization of assets, liabilities and commitments in the normal course of business; (ii) the result thereof is that there are substantial doubts that the Company will be able to continue as a going concern and, therefore, may be unable to realize its assets and discharge its liabilities in the normal course of business; and (iii) the financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

(t) Neither the Company nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes, except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements, (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements and (iii) liabilities that would not, singly or in the aggregate, have a Material Adverse Effect. Without in any way qualifying its representations in this subsection (t), the Company notes, as disclosed in its filings with the Commission: (i) its consolidated financial statements have been prepared on a going concern basis of accounting which contemplates continuity of operations and realization of assets, liabilities and commitments in the normal course of business; (ii) the result thereof is that there are substantial doubts that the Company will be able to continue as a going concern and, therefore, may be unable to realize its assets and discharge its liabilities in the normal course of business; and (iii) the financial statements do not reflect any adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

(u) Since the date of the most recent Interim Financial Statement, except as disclosed in the Company’s filings with the Commission, there has not been (i) any material adverse change in the earnings, business or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s common stock and the Company’s preferred stock.

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(v) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. The Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(w) No labor dispute with the employees, if any, of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its under the Operative Documents, as applicable, or the consummation by the Company of the transactions contemplated by the Operative Documents.

(y) The Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect and except for those pursuant to the Secured Facilities as described or set forth in the Company’s filings with the Commission; and all of the leases and subleases under which the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(z) Commencing with its taxable year ended December 31, 2004 the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method

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of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost subject to the proviso set forth in Section 6(i).

(aa) The Company and each of the Significant Subsidiaries have timely and duly filed all material Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects. The Company and each of the Significant Subsidiaries have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no material federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are, to the knowledge of the Company, threatened. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(bb) To the knowledge of the Company, there are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

(cc) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the Company and its subsidiaries that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby, it being understood that the only insurance held by the Company and the Significant Subsidiaries are directors and officers policies. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses,

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assets, employees, officers and directors are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied insurance coverage which it has sought or for which it has applied.

(ee) The Company and its subsidiaries or any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(ff) The Company and its subsidiaries do not own any real property.

5. Representations and Warranties of the Holders. Each of the Holders, severally and not jointly, represents and warrants to the Company, as of the Exchange Date, as follows:

(a) Such Holder is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b) Such Holder is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Neither such Holder, nor any of such Holder’s Affiliates, nor any person acting on such Holder’s or such Holder’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

(d) Such Holder understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) such Holder is acquiring the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act (provided, however, that such Holder shall not have the right to cause the Company to file a registration statement under the Securities Act) or pursuant to an exemption therefrom or in a transaction not

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subject thereto, and such Holder agrees to the legends and transfer restrictions applicable to the Securities contained in the applicable New Indenture, and (iii) such Holder has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities. Such Holder has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated by this Agreement, and the purchase of Securities by such Holder has not been solicited by or through anyone other than the Company.

(e) Such Holder is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified in the Operative Documents and to consummate the transactions contemplated in the Operative Documents.

(f) This Exchange Agreement has been duly authorized, executed and delivered by such Holder and is a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to the Enforceability Exceptions and the effect of any applicable public policy against the enforcement of the indemnification provisions of this Exchange Agreement set forth in Section 8, and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over such Holder, other than those that have been made or obtained, is necessary or required for the performance by such Holder of its obligations under this Exchange Agreement or to consummate the transactions contemplated herein.

(g) Such Holder (i) is the holder of record (except in the case of global notes held by The Depository Trust Company or its nominee) and sole legal and beneficial owner of the its respective Existing Securities and related Transferred Rights (as defined below), (ii) has not entered into any agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, the Existing Securities to be exchanged by such Holder hereunder and (iii) will convey to the Company good title to the Existing Securities free and clear of any Lien.

“Transferred Rights” means any and all of such Holder’s right, title, and interest in, to and under such Holder’s Existing Securities, including, without limitation, the following:

(i) the Existing Indentures and Trust Agreements;

(ii) all amounts payable to such Holder under the Existing Preferred Securities, the Existing Indentures and/or the Trust Agreements, excluding, however, amounts payable on account of interest set forth in Schedule 5(g)(ii) hereto;

(iii) all claims (including “claims” as defined in Section §101(5) of the Bankruptcy Code, suits, causes of action, and any other right of such Holder, whether known or unknown, against the Company or any of its affiliates (including the Trusts), agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures

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for, securities), suits, causes of action, and any other right of such Holder against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Existing Preferred Securities, the Existing Indentures, the Trust Agreements or the transactions related thereto or contemplated thereby;

(iv) all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(v) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of such Holder under the Existing Preferred Securities, the Existing Indentures and the Trust Agreements, other than fees, costs and expenses payable to such Holder hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(vi) all proceeds of the foregoing.

(h) Neither the exchange of the Existing Securities for the Securities, nor the execution and delivery of and compliance with the Operative Documents by such Holders, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the organizational documents of such Holders or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over such Holder or its properties or assets, (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of such Holder pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which such Holder is a party or by which it may be bound, or to which any of the property or assets of such Holder is subject, or any judgment, order or decree or any Governmental Entity, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events or Liens which would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.

6. Covenants and Agreements of the Company. The Company covenants to the Holders as follows:

(a) The Company will not, and it will not permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Holders) to, resell any Securities that have been acquired by any of them.

(b) The Company will not, and it will not permit any of its Affiliates or any person acting on its or their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(c) The Company will not, and it will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

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(d) The Company will not, and it will not permit any of its Affiliates or any person acting on its or their behalf to, engage in any form of “general solicitation” or “general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of any of the Securities.

(e) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(f) The Company shall, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to (i) the Holders, and subsequent holders of the Securities, (ii) any beneficial owner of the Securities reasonably identified to the Company (which identification may be made by such beneficial owner or by any Holder) or (iii) any designee of (i) or (ii) above, a duly completed and executed officer’s financial certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company to the extent such financial statements are not publicly available by such dates via the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(g) The Company shall, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. If the Company is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Holders and any subsequent holders of the Securities.

(h) The Company will not, until one hundred eighty (180) days following the Exchange Date, without the Holders’ prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Securities or other securities substantially similar to the Securities other than as contemplated by this Exchange Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Securities or other securities substantially similar to the Securities if such action, in each case, will result in the Securities being required to be registered under the Securities Act.

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(i) The Company will use its best efforts to meet the requirements to qualify as a REIT under sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2009 (and each fiscal quarter of such year) and succeeding taxable years; provided, however, that the Company shall not be required to make any dividends or distributions in excess of the dividends and distributions limitations under the New Indentures in order to meet any REIT distribution requirements.

(j) The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement (expressly excluding any such disclosure contained in a required filing with the Commission or which is required by law, any regulatory authority (including self-regulatory authority) or legal proceeding) without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld.

(k) The Holders are granted the right under each New Indenture to request the substitution of new notes for all or a portion of the Securities held by them. The Company is required under the terms of the applicable New Indenture to issue such notes (the “Replacement Securities”) upon the Holders surrendering a like amount of Securities to the Company. The Replacement Securities shall bear terms identical to the Securities with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Holders. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Securities vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Securities. The Company agrees to cooperate with all reasonable requests of the Holders in connection with any of the foregoing, provided, that no action requested of the Company in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company pursuant to such documents.

(l) The Company and the Holders covenant and agree to execute and deliver (whether at or after the Exchange Date) such other agreements, opinions and certificates as may be reasonably required in order (i) to cancel the Existing Securities and (ii) discharge the Existing Trust II Indenture, the Existing Tranche IV Indenture and the Existing Tranche V Indenture, all on or after the Exchange Date and in accordance with the terms and conditions set forth in such Existing Indenture.

7. Payment of Expenses. The Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Exchange Agreement, whether or not the transactions contemplated herein are consummated or this Exchange Agreement is terminated, including (i) all costs and expenses of the Company incident to the authorization, issuance, exchange and delivery of the Securities for the Existing Securities and any taxes payable in connection therewith; (ii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company; (iii) the fees and all reasonable expenses of each of the Existing Trustees under the applicable Existing Indenture, the New Trustees and any other trustee or paying agent taking action or appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees; and (iv) the fees and expenses of Winston & Strawn LLP, special counsel retained by Kodiak Capital Management Company LLC, Attentus Management Group, LLC, Taberna Capital Management, LLC, Dekania Capital Management, LLC and EuroDekania Management Limited; provided,

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however, that the expenses described in clause (ii) hereof to the extent applicable to the Company’s counsel shall be payable by Kodiak CDO Management LLC and Taberna Capital Management, LLC up to a cap of $60,000 each and clause (iv) hereof shall be payable solely from the restructuring fee more specifically described on Schedule 3(m) hereto. The Company and the Holders acknowledge that before the date hereof the Company paid to the Kodiak Capital Management Company LLC, Attentus Management Group, LLC, Taberna Capital Management, LLC, Dekania Capital Management, LLC and EuroDekania Management Limited a nonrefundable installment of the restructuring fee for outside legal counsel fees and expenses, costs relating to financial advisory and/or due diligence services incurred or to be incurred by the Holders and their representatives and other third-party costs in connection with this Agreement and related transactions.

If the exchange of the Securities for the Existing Securities provided for in this Exchange Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by the Company is not satisfied in any material respect, because this Exchange Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Holders, the Company will reimburse the Holders upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of the Holders’ counsel specified in subparagraph (iv) of the immediately preceding paragraph) incurred by the Holders in connection with the proposed acquisition of the Securities to the extent such expenses exceed the portion of the restructuring fee already paid by the Company.

8. Indemnification. (a) The Company agrees to indemnify and hold harmless the Holders, the Holders’ affiliates, (including Kodiak Capital Management Company LLC, Attentus Management Group, LLC, Taberna Capital Management, LLC, Dekania Capital Management, LLC and EuroDekania Management Limited) (collectively, the “Indemnified Parties”), each person, if any, who “controls” any of the Indemnified Parties within the meaning of either the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon or connected with (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents furnished or made available to the Holders by or on behalf of the Company of, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the breach or alleged breach of any representation, warranty or agreement of the Company contained herein or (iv) the execution and delivery by the Company of the Operative Documents, and the consummation by the Company of the transactions contemplated by, this Exchange Agreement or any other Operative Document, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action except to the extent any such loss, claim, damage, liability or action is the direct result of any bad faith, fraudulent misrepresentation or willful misconduct by any such Indemnified Party. The indemnity agreements contained in this Section 8 are in

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addition to any liability which the Company may otherwise have. For the avoidance of doubt, the indemnity provided by this Section 8 does not apply to any tax liability that arises out of or is based on the acquisition, ownership, modification or disposition of the Securities, the Existing Securities, or any direct or indirect interest therein.

(b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Section 8, promptly notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the Company of material rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Holders shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. The Company may participate at its own expense in the defense of any such action; provided, that counsel to the Company shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless a conflict of interest might result. The Company will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Termination; Representations and Indemnities to Survive. This Exchange Agreement shall be subject to termination in the absolute discretion of the Holders, by notice given to the Company prior to delivery of the Existing Securities and exchange for the Securities, if prior to such time (i) the Company shall be unable to issue and deliver to the Holders Securities in an aggregate principal amount equal to at least $62,500,000, $62,500,000, $43,750,000, €37,500,000 and €25,000,000 with respect to the New Tranche I Securities, the New Tranche II Securities, the New Tranche III Securities, the New Tranche IV Securities and the New Tranche V Securities, respectively, or (ii) if the Exchange Date has not occurred on or prior to the Expiry Date. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Holders set forth in or made pursuant to this Exchange Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Holders or the Company or any of the their respective officers, directors or controlling persons, and will survive delivery of and the exchange for the Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Exchange Agreement.

10. Amendments. This Exchange Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

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11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Holders, will be mailed, delivered by hand or courier or sent by facsimile or electronic mail and confirmed:

If to Holders listed on Schedule I or II, to:

c/o Taberna Capital Management, LLC

450 Park Avenue, Floor 11

New York, New York 10022

If to Holders listed on Schedule III, to:

c/o Kodiak Capital Management Company LLC

2107 Wilson Boulevard

Suite 400

Arlington, Virginia 22201

Attention: Robert M. Hurley

Facsimile: (703) 351-7901

If to the Holders listed on Schedule IV, to:

c/o Dekania Capital Management, LLC

2929 Arch Street

17th Floor

Philadelphia, PA 19103

with a copy to: dekaniaeurope@cohenandcompany.com

If to the Holders listed on Schedule V, to:

c/o EuroDekania Management Limited

5 Alford Street

Mayfair

London W1K 2AF

United Kingdom

Facsimile: +44 (0) 207 399 07 29

with a copy to: dekaniaeurope@cohenandcompany.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attention: Katherine A. McAvoy

Facsimile: (312) 558-5700

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If to the Company, to:

Anthracite Capital, Inc.

40 East 52nd Street

New York, New York 10022

Facsimile: (212) 810-8765

Attention: Chief Financial Officer

All such notices and communications shall be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five (5) business days after being deposited in the mail, postage prepaid, if mailed, (iii) the next business day after being telecopied or (iv) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next-day delivery. From and after the Exchange Date, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Holders and the Company, and their respective counsel, may change their respective notice addresses, from time to time, by written notice to all of the foregoing persons.

12. Parties in Interest. This Exchange Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Exchange Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Exchange Agreement may be assigned, whether by operation of law or otherwise, without the Holders’ prior written consent. The rights and obligations of the Holders under this Exchange Agreement may be assigned by the Holders without the Company’s consent; provided, that the assignee assumes the obligations of the Holders under this Exchange Agreement.

13. No recourse shall be had to any subscriber, officer, director, employee, trustee, equity holder, certificate holder, incorporator or agent of any of the Holders or their respective successors or assigns for any obligations hereunder. The Company further agrees (i) not to take any action in respect of any claims hereunder against any subscriber, officer, director, employee, trustee, equity holder, certificate holder, incorporator or agent of any of the Holders or any of their successors or assigns that is an investment vehicle issuing collateralized debt obligations and (ii) not to institute against any successor or assign of any of the Holders that is an investment vehicle issuing collateralized debt obligations any insolvency, bankruptcy, reorganization, liquidation or similar proceedings in any jurisdiction until one year and one day or, if longer, the applicable preference period then in effect, as the case may be, shall have elapsed since the final payments to the holders of the securities issued by such investment vehicle.

14. Applicable Law. THIS EXCHANGE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

23

15. Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS EXCHANGE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS EXCHANGE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS EXCHANGE AGREEMENT.

16. Confidentiality. For the purposes hereof, “Confidential Information” means information delivered to the Holders, any subsequent holder of the Securities or any beneficial owner of the Securities, or any person acting on their behalf, by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Exchange Agreement, including, without limitation, the certificates and financial statements delivered pursuant to Section 6(f) hereof and other information provided by the Company and identified by the Company as being confidential; provided that such term does not include information that (a) was publicly known or otherwise known to the Holders, any subsequent holder of the Securities or any beneficial owner of the Securities prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission in violation of any obligation of confidentiality by the Holders, any subsequent holder of the Securities or any beneficial owner of the Securities or any person acting on their behalf, (c) otherwise becomes known to the Holders, any subsequent holder of the Securities or any beneficial owner of the Securities other than through disclosure by the Company or (d) consists of statistical credit information (other than loan or portfolio information) derived from the financial information comprising a part of the Confidential Information but in no event identifying directly or indirectly the Company. The Holders, any subsequent holder of the Securities and any beneficial owner of the Securities shall maintain the confidentiality of such Confidential Information and shall not share, deliver or otherwise disclose the Confidential Information to any other person or entity; provided that the Holders, any subsequent holder of the Securities or any beneficial owner of the Securities may share, deliver or disclose Confidential Information to (i) their respective directors, officers, employees, affiliates and affiliates’ employees and outside advisors to the extent they agree to or are subject to the confidentiality provisions contained herein, (ii) to any prospective purchaser of the Securities, provided that the holder seeking to transfer such Securities obtains such prospective purchaser’s agreement, in writing, that such prospective purchaser agrees to be subject to the confidentiality restrictions contained herein prior to delivery, and as a condition to receipt, of such Confidential Information, or (iii) any other person to which such sharing, delivery or disclosure is required (w) at the request of any regulatory authority (including, but not limited to, any self-regulatory authority), (x) to effect compliance with any applicable law, rule, regulation or order, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which any Holder, any subsequent holder of the Securities or any beneficial owner of the Securities is a party; provided, further, that in the case of (x), (y) or

24

(z), the party subject to such obligation shall promptly notify the Company, to the extent such party is legally permitted to do so, of the details of the required disclosure and cooperate with the Company, at the sole expense of the Company, to intervene to oppose, limit or condition such disclosure; and provided, further, that in the case of (w), the party subject to such disclosure obligation will, to the extent such party is legally permitted to do so, advise the Company promptly upon obtaining actual knowledge that any such disclosure has been made.

17. Counterparts and Facsimile. This Exchange Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Exchange Agreement may be executed by any one or more of the parties hereto by facsimile.

25

IN WITNESS WHEREOF, this Exchange Agreement has been entered into as of the date first written above.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard M. Shea
Name:	Richard M. Shea
Title:	President and Chief Operating Officer

KODIAK CDO I, LTD., as Holder

By:	Kodiak CDO Management LLC, as Collateral Manager

By:	Kodiak Funding, LP
Its:	Sole Member

By:	Kodiak Funding Company, Inc.
Its:	General Partner

By:	/s/ Robert M. Hurley
Name:	Robert M. Hurley
Title:	Chief Financial Officer

ATTENTUS CDO I, LTD., as Holder
By:	Attentus Management Group LLC, as Collateral Manager

By:	280 Appleridge, LLC
Its:	Managing Member

By:	Kodiak CDO Management LLC
Its:	Sole Member

By:	Kodiak Funding, LP
Its:	Sole Member

By:	Kodiak Funding Company, Inc.
Its:	General Partner

By:	/s/ Robert M. Hurley
Name:	Robert M. Hurley
Title:	Chief Financial Officer

TABERNA PREFERRED FUNDING III, LTD., as Holder

By:	/s/ Mora Goddard
Name:	Mora Goddard
Title:	Director

TABERNA PREFERRED FUNDING IV, LTD., as Holder

By:	/s/ Mora Goddard
Name:	Mora Goddard
Title:	Director

TABERNA PREFERRED FUNDING V, LTD., as Holder

By:	/s/ Mora Goddard
Name:	Mora Goddard
Title:	Director

TABERNA PREFERRED FUNDING VI, LTD., as Holder

By:	/s/ Mora Goddard
Name:	Mora Goddard
Title:	Director

TABERNA EUROPE CDO I, LTD., as Holder

By:	Taberna Capital Management LLC as Collateral Manager

By:	/s/ Michael A. Fralin
Name:	Michael A. Fralin
Title:	Managing Director

DEKANIA EUROPE CDO II P.L.C., as Holder

By:	/s/ Erik Woodworth
Name:	Erik Woodworth
Title:	Managing Director of Dekania Capital Management LLC, as Collateral Manager

DEKANIA EUROPE CDO III P.L.C., as Holder

By:	/s/ Erik Woodworth
Name:	Erik Woodworth
Title:	Managing Director of EuroDekania Management Limited, as Collateral Manager

XENON CAPITAL SERIES 198 P.L.C., as Holder

By:	/s/ Erik Woodworth
Name:	Erik Woodworth
Title:	Managing Director of EuroDekania Management Limited, as Collateral Manager

SCHEDULE I

List of Beneficial Owners of Existing Securities

Holder	Principal Amount of Trust I Existing Securities Held as of the Exchange Date	Principal Amount of New Tranche I Securities to Be Received upon Completion of the Exchange
Taberna Preferred Funding III, Ltd.	$25,000,000	$31,250,000
Taberna Preferred Funding V, Ltd.	$25,000,000	$31,250,000

Total:	$50,000,000	$62,500,000

Taberna Preferred Funding III, Ltd.

Taberna Preferred Funding V, Ltd.

c/o Taberna Capital Management, LLC

450 Park Avenue, Floor 11

New York, New York 10022

SCHEDULE II

List of Beneficial Owners of Existing Securities

Holder	Principal Amount of Trust II Existing Securities Held as of the Exchange Date	Principal Amount of New Tranche II Securities to Be Received upon Completion of the Exchange
Taberna Preferred Funding IV, Ltd.	$24,375,000	$30,469,000
Taberna Preferred Funding VI, Ltd.	$25,625,000	$32,031,000

Total:	$50,000,000	$62,500,000

Taberna Preferred Funding IV, Ltd.

Taberna Preferred Funding VI, Ltd.

c/o Taberna Capital Management, LLC

450 Park Avenue, Floor 11

New York, New York 10022

SCHEDULE III

List of Beneficial Owners of Existing Securities

Holder	Principal Amount of Trust III Existing Securities Held as of the Exchange Date	Principal Amount of New Tranche III Securities to Be Received upon Completion of the Exchange
Kodiak CDO I, Ltd.	$20,000,000	$25,000,000
Attentus CDO I, Ltd.	$15,000,000	$18,750,000

Total:	$35,000,000	$43,750,000

Kodiak CDO I, Ltd.

c/o Kodiak Capital Management Company LLC

2107 Wilson Boulevard

Arlington, Virginia 22201

Facsimile: (703) 351-7901

Attentus CDO I, Ltd.

c/o Attentus Capital Management, LLC

2107 Wilson Boulevard

Arlington, Virginia 22201

Facsimile: (703) 351-7901

SCHEDULE IV

List of Holders and Beneficial Owners of Existing Securities

Holder	Principal Amount of Tranche IV Existing Securities Held as of the Exchange Date	Principal Amount of New Tranche IV Securities to Be Received upon Completion of the Exchange
Taberna Europe CDO I, p.l.c.	€20,000,000	€25,000,000
Dekania Europe CDO II p.l.c.	€10,000,000	€12,500,000

Total:	€30,000,000	€37,500,000

Taberna Europe CDO I, p.l.c.

c/o Taberna Capital Management, LLC

450 Park Avenue

Floor 11

New York, New York 10022

Attn: Raphael Licht

Dekania Europe CDO II p.l.c.

c/o Dekania Capital Management, LLC

2929 Arch Street

17th Floor

Philadelphia, PA 19103

SCHEDULE V

List of Holders and Beneficial Owners of Existing Securities

Holder	Principal Amount of Tranche V Existing Securities Held as of the Exchange Date	Principal Amount of New Tranche V Securities to Be Received upon Completion of the Exchange
Dekania Europe CDO III p.l.c.	€12,000,000	€15,000,000
Xenon Capital p.l.c. – Series 198	€8,000,000	€10,000,000

Total:	€20,000,000	€25,000,000

Dekania Europe CDO III p.l.c.

Xenon Capital p.l.c. – Series 198

c/o EuroDekania Management Limited

5 Aldford Street

Mayfair

London W1K 2AF

United Kingdom

Facsimile: +44 (0) 207 399 07 29

SCHEDULE 3(m)

[Flow of Funds and Settlement Statement]

SCHEDULE 4(j)

List of Significant Subsidiaries

Anthracite 2004-HY1 Ltd., a Cayman Company

Anthracite 2005-HY2 Ltd., a Cayman Company

Anthracite Funding, LLC, a Delaware limited liability company

Anthracite CDO I, Ltd., a Cayman Company

Anthracite CDO II, Ltd., a Cayman Company

Anthracite CDO III, Ltd., a Cayman Company

Anthracite CRE CDO 2006-HY3 Ltd., a Cayman Company

Anthracite Euro CRE CDO 2006-1 P.L.C., an Irish limited company

AHR Capital MS Limited, an Irish limited company

SCHEDULE 4(o)

Pledges and other encumbrances under the Secured Facilities, as described or set forth in the Company’s filings with the Commission.

SCHEDULE 5(g)(ii)

Excluded Transferred Rights

See Schedule 3(m).

ANNEX A-I

FORM OF COMPANY COUNSEL’S OPINION

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP OPINION

1. Each of the Exchange Agreement and the Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2. The execution and delivery by the Company of each of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby, including the issuance of the Notes by the Company, will not (i) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or (ii) violate or conflict with, or result in any contravention of, any Applicable Law. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of each of the Transaction Documents, or the consummation by the Company of the transactions contemplated thereby, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

3. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of each of the Transaction Documents by the Company or the consummation by the Company of the transactions contemplated thereby.

4. When the Notes have been duly authenticated by the Trustee and duly executed, issued and delivered by the Company in exchange for the Existing Securities in accordance with the terms of the Exchange Agreement and the Indenture, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

5. Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 4 of the Exchange Agreement, (ii) the accuracy of the representations and warranties of the Holders set forth in Section 5 of the Exchange Agreement, (iii) the due performance by the Company of the covenants and agreements set forth in Section 6 of the Exchange Agreement and (iv) compliance by the Company, the Holders and all subsequent transferees of the Notes with the restrictive legends contained thereon, the exchange and delivery of the Notes to the Holders in the manner contemplated by the Exchange Agreement and Indenture does not require registration under the Securities Act of 1933, as amended, or qualification of the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that we do not express any opinion as to any subsequent reoffer, resale or other transfer of any Note.

6. The Notes have been duly executed by the Company and have been delivered to the Trustee for authentication in accordance with the Indenture to the extent such execution and delivery are governed by the Applicable Laws of the State of New York.

MILES & STOCKBRIDGE P.C. OPINION

1. The Company is validly existing and in good standing under the laws of the State of Maryland and is duly authorized to exercise all the powers recited in its charter and to transact business in the State of Maryland.

2. The Company has the corporate power (a) to own, lease and operate its properties and conduct its business as described in the Annual Report, (b) to execute and deliver and perform its obligations under the Operative Documents, and (c) to issue and perform its obligations under the Securities.

3. Each of the Operative Documents has been duly and validly authorized and executed by the Company.

4. The execution, delivery and performance of each of the Operative Documents, the issuance of the Securities in accordance with the terms of the New Indentures and the consummation by the Company of the transactions contemplated by the Operative Documents do not conflict with or violate any provision of the Governing Documents or any Maryland statute, rule or regulation applicable to the Company.

5. No consent, approval or authorization by, or filing with, any government agency or body of the State of Maryland having jurisdiction over the Company is required for the execution and delivery of the Operative Documents by the Company or the performance of its obligations thereunder.

Annex A-I-1

ANNEX A-II

FORM OF GENERAL COUNSEL OPINION OR OFFICERS’ CERTIFICATE

1. The representations and warranties of the Company in the Exchange Agreement are true and correct on and as of the Exchange Date with the same effect as if made on the Exchange Date;

2. The Company has complied with all of its agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Exchange Date; and

3. All of the issued and outstanding shares of capital stock, equity or membership interests of each Significant Subsidiary are owned of record by the Company.

A-II-1

ANNEX B-1

FORM OF TAX COUNSEL OPINION

Commencing with the Company’s initial taxable year that ended on December 31, 1998, the Company was organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT, except as noted below regarding the Company’s ongoing ability to satisfy the distribution requirements applicable to REITs. The Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements, including requirements relating to the composition of its assets and income, distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code. Moreover, certain contractual constraints on the Company’s ability to pay dividends in respect of its stock could adversely affect its ability to satisfy the distribution requirements applicable to REITs, and could therefore cause the Company to fail to qualify as a REIT.

B-1

ANNEX B-2

FORM OF TAX COUNSEL OPINION

Under current United States federal income tax law, the Notes will be treated as indebtedness of the Issuer.

B-2

ANNEX C

FORM OF TRANCHE III TRUSTEE COUNSEL OPINION

1. WTC is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. WTC has requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Indenture (including to authenticate and deliver the Notes).

3. The execution, delivery, and performance by WTC of the Indenture have been duly authorized by all necessary corporate action on the part of WTC, and the Indenture has been duly executed and delivered by WTC.

4. No consent or approval of, the giving of notice to or the registration or filing with any governmental authority or agency is required under the laws of the State of Delaware or the United States of America governing the trust powers of WTC to be obtained, made or given by WTC solely as a result of its execution and delivery of, and its performance of its obligations under, the Indenture (including its authentication and delivery of the Notes), other than such as are contemplated thereby or have been obtained, made or given already.

5. The execution and delivery of, and the performance of its obligations under, the Indenture by WTC (including its authentication and delivery of the Notes) are not prohibited by (i) the Charter or Bylaws of WTC, or (ii) the laws of the State of Delaware or the United States of America governing the trust powers of WTC.

6. The Notes delivered on the date hereof have been authenticated by due execution thereof and delivered by WTC, as Trustee, in accordance with the Company Order.

C-1

ANNEX D

FORM OF TRANCHE I TRUSTEE AND TRANCHE II TRUSTEE OPINION

1. The Bank is a New York banking corporation with trust powers, duly and validly existing under the laws of the State of New York, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as trustee under the Indenture pursuant to Section 6.1 thereof.

2. The Indenture has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless whether considered in a proceeding in equity or at law and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3. Neither the execution or delivery by the Trustee of the Indenture, the authentication and delivery of the Securities pursuant to the terms of the Indenture nor the performance by the Trustee of its obligations under the Indenture (i) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the State of New York governing the banking or trust powers of the Bank or (ii) violates or conflicts with the Organization Certificate or By-laws of the Bank or any law or regulation of the State of New York governing the banking or trust powers of the Bank.

4. The Securities have been authenticated and delivered by a duly authorized officer of the Trustee.

D-1

ANNEX E

FORM OF TRANCHE IV TRUSTEE AND TRANCHE V TRUSTEE COUNSEL

OPINION

1. Wells Fargo Bank has been duly organized as a national banking association, validly exists under the laws of the United States of America and has the necessary power and authority to execute, deliver and perform its obligations under the Agreement.

2. Based solely on the Officer’s Certificate, Wells Fargo Bank is duly eligible and qualified to act as Trustee under the Agreement pursuant to Section 6.1 thereof;

3. The execution and delivery by Wells Fargo Bank of the Agreement and the performance by Wells Fargo Bank of its obligations thereunder have been duly authorized by all necessary action of Wells Fargo Bank and do not conflict with or result in a violation of (i) the Articles or the By-laws, (ii) any existing law, rule or regulation of the State of Delaware applicable to the banking or trust powers of Wells Fargo Bank, or (iii) any existing law, rule or regulation of the United States of America applicable to the banking or trust activities conducted by Wells Fargo Bank.

4. Neither the execution or delivery by Wells Fargo Bank of the Agreement, nor the compliance by Wells Fargo Bank with the terms thereof, nor the consummation by Wells Fargo Bank of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to (i) any governmental or regulatory authority or agency under the laws of the State of Delaware having jurisdiction over the banking or trust powers of Wells Fargo Bank or (ii) any governmental or regulatory authority or agency of the United States of America having jurisdiction over the banking or trust activities conducted by Wells Fargo Bank.

5. The Agreement has been duly executed and delivered by Wells Fargo Bank.

6. The Agreement constitutes the valid and binding obligation of Wells Fargo Bank enforceable against Wells Fargo Bank in accordance with its terms.

7. The Notes have been duly authenticated and delivered by Wells Fargo Bank.

E-1

ANNEX F

Officer’s Financial Certificate

The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer/Secretary/Assistant Secretary] of Anthracite Capital, Inc. hereby certifies, pursuant to Section 6(f) of the Exchange Agreement, dated as of May 29, 2009, between Anthracite Capital, Inc. (the “Company”) and the Holders named therein, that, as of [date], [20    ], the Company and its subsidiaries had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20

Senior secured Debt (as defined in the Indenture)	$

Senior unsecured Debt	$

Subordinate Debt (as defined in the Indenture)	$

Total Debt	$

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20[    ].]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries for the fiscal quarter ended [date], 20[    ].]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [QUARTER] [YEAR] period ended [date], 20[__], and such financial statements have been prepared in accordance with GAAP (except as otherwise noted therein) consistently applied throughout the period involved (except as otherwise noted therein).

F-1

There has been no monetary default with respect to any indebtedness owed by the Company and/or its subsidiaries (other than those defaults cured within thirty (30) days of the occurrence of the same) [, except as set forth below:].

Attached hereto is a current organizational chart of the Company and its subsidiaries as of the date hereof.

F-2

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate as of this      day of             , 20    .

ANTHRACITE CAPITAL, INC.

By:
Name:
Title:

Anthracite Capital, Inc.
[Address]
[Address]
[Telephone Number]

F-3